Exhibit 99.1

WEI WEI & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

• MAIN OFFICE
133-10 39TH AVENUE
FLUSHING, NY 11354
TEL. (718) 445-6308
FAX. (718) 445-6760

• CALIFORNIA OFFICE
36 W BAY STATE STREET
ALHAMBRA, CA 91801
TEL. (626) 282-1630
FAX. (626) 282-9726

• BEIJING OFFICE
SUITE 2503
CHINA WORLD OFFICE 2
1 JIANGUOMENWAI AVENUE
BEIJING 100004, PRC
TEL. (86 10) 65355871
FAX. (86 10) 65355870

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder
Linyi County Xuefeng Renewable Resources Utilization Technology Co., Ltd

We have audited the accompanying balance sheets of Linyi County Xuefeng Renewable Resources Utilization Technology Co., Ltd (the "Company") as of May 31, 2016, 2015 and 2014, and the related statements of income and comprehensive income, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended May 31, 2016. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2016, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the three-year period ended May 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Wei Wei & Co. LLP

Wei, Wei & Co., LLP
New York, New York
October 5, 2016

1

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION
TECHNOLOGY CO., LTD
BALANCE SHEETS (IN U.S. $)

	May 31,
ASSETS	2016	2015	2014

Current assets:
Cash	$140,275	$120,161	$706,907
Accounts receivable	750	722	735

Total current assets	141,025	120,883	707,642

Fixed assets, net	24,532,523	12,633,031	2,053,315

Other assets:
Value added tax recoverable	1,449,005	3,125	1,987
Deferred income tax assets	280,184	169,836	72,812
Prepaid leases and construction	5,913,880	7,335,488	9,464,041

Total other assets	7,643,069	7,508,449	9,538,840

TOTAL ASSETS	$32,316,617	$20,262,363	$12,299,797

See accompanying notes to the financial statements

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
BALANCE SHEETS (IN U.S. $)

LIABILITIES AND STOCKHOLDER'S EQUITY	May 31,
	2016	2015	2014

Current liabilities:
Accounts payable	$472,731	$-	$42,120
Accrued liabilities and other payable	80,364	12,889	11,831
Loan from third party	-	-	16,200
Loan from shareholder	8,300,910	18,473,271	11,152,080

Total current liabilities	8,854,005	18,486,160	11,222,231

Stockholder's equity:
Registered capital	22,137,020	323,760	323,760
Retained earnings	1,843,067	1,299,930	681,017
Statutory reserve fund	161,956	144,437	75,669
Other comprehensive (loss) income	(679,431)	8,076	(2,880)

Total stockholder's equity	23,462,612	1,776,203	1,077,566

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$32,316,617	$20,262,363	$12,299,797

See accompanying notes to the financial statements

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED MAY 31, 2016, 2015 AND 2014 (IN U.S. $)

	For The Year Ended May 31,
	2016	2015	2014
Operating expenses:
General and administrative	$498,755	$382,009	$296,716

Total operating expenses	498,755	382,009	296,716

(Loss) from operations	(498,755)	(382,009)	(296,716)
Other income and (expenses):
Government subsidy	937,878	975,984	980,289
Non-operating expense	(4,196)	(2,395)	-

Total other income	933,682	973,589	980,289

Income before income taxes benefit	434,927	591,580	683,573
Income taxes benefit	125,729	96,101	73,113

Net income	560,656	687,681	756,686
Other comprehensive (loss) income:
Foreign currency translation adjustment	(687,507)	10,956	(2,384)

Total comprehensive (loss) income	$(126,851)	$698,637	$754,302

See accompanying notes to the financial statements.

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED MAY 31, 2016, 2015 AND 2014 (IN U.S. $)

	Registered Capital	Retained Earnings	Statutory Reserve Fund	Other Comprehensive Income	Total

Balance, May 31, 2013	$323,760	$-	$-	$(496)	$323,264
Net income	-	756,686	-	-	756,686
Allocation of statutory reserve fund	-	(75,669)	75,669	-	-
Foreign currency translation adjustment	-	-	-	(2,384)	(2,384)

Balance, May 31, 2014	323,760	681,017	75,669	(2,880)	1,077,566
Net income	-	687,681	-	-	687,681
Allocation of statutory reserve fund	-	(68,768)	68,768	-	-
Foreign currency translation adjustment	-	-	-	10,956	10,956

Balance, May 31, 2015	$323,760	$1,299,930	$144,437	$8,076	$1,776,203
Net income	-	560,656	-	-	560,656
Capital contribution from stockholder	21,813,260	-	-	-	21,813,260
Allocation of statutory reserve fund	-	(17,519)	17,519	-	-
Foreign currency translation adjustment	-	-	-	(687,507)	(687,507)

Balance, May 31, 2016	$22,137,020	$1,843,067	$161,956	$(679,431)	$23,462,612

See accompanying notes to the financial statements

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
STATEMENTS OF CASH FLOW (IN U.S. $)

	For the Year Ended May 31,
	2016	2015	2014

Cash flows from operating activities:
Net income	$560,656	$687,681	$756,686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,532	4,580	3,344
Amortization of land use right	128,802	134,035	100,531
Deferred income taxes	(125,729)	(96,101)	(73,113)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(28)	13	(735)
(Increase) in prepaid VAT	(1,445,880)	(1,138)	(1,987)
Increase in accounts payable and accrued liabilities	67,475	1,058	11,831

Net cash (used in) provided by operating activities	(794,172)	730,128	796,557

Cash flows from investing activities:
Purchase of land use right	-	-	(6,702,045)
Payment for property, construction, and equipment	(10,601,762)	(8,581,100)	(4,904,282)

Net cash used in investing activities	(10,601,762)	(8,581,100)	(11,606,327)

Cash flows from financing activities:
Repayment of third party loan	-	(16,200)	-
Proceeds from third party loan	-	-	16,200
Repayment of shareholder loan	-	(24,400)	-
Proceeds from shareholder loan	12,739,510	7,231,879	11,198,272

Net cash provided by financing activities	12,739,510	7,191,279	11,214,472
Effect of exchange rate changes on cash	(1,323,462)	72,947	(21,059)

Net change in cash	20,114	(586,746)	383,643
Cash, beginning	120,161	706,907	323,264

Cash, end	$140,275	$120,161	$706,907

See accompanying notes to the financial statements.

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
STATEMENTS OF CASH FLOW (IN U.S. $)

	For the Year Ended May 31,
	2016	2015	2014

Supplemental disclosure of cash flow information

Interest paid	$8,093	$6,266	$-
Income taxes paid	$-	$-	$-

Supplemental disclosure of non-cash activities
Property, equipment, construction in process transferred from prepayment:	$844,398	$2,889,757	$-
Property, equipment, construction in process accrued	$472,731	$-	$42,120
Loan converted to capital contribution	$21,883,820	$-	$-

See accompanying notes to the financial statements.

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
NOTES TO THE FINANCIAL STATEMENTS (IN U.S. $)
FOR THE YEARS ENDED MAY 31, 2016, 2015 AND 2014

NOTE 1.   ORGANIZATION

Linyi County Xuefeng Renewable Resources Utilization Technology Co., Ltd (the "Company") was officially approved and incorporated under the laws of the People's Republic of China ("PRC") on June 5, 2013.  Prior to the approval, the registered capital of RMB 2,000,000 ($323,760) was fully contributed from Mr. Li Yuan, who was the sole shareholder of the Company, on May 30, 2013.  The Company is primarily engaged in garbage recycling.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The accompanying financial statements have been prepared on the accrual basis and in accordance with accounting principles generally accepted in the United States of America.

All financial statements and notes to the financial statements are presented in United States dollars ("US Dollar" or "US$" or "$").

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Foreign Currency Translation

All Company assets are located in the PRC.  The functional currency for the majority of the Company's operations is the Renminbi ("RMB").  The Company uses the United States dollar ("US Dollar" or "US$" or "$") for financial reporting purposes.  The financial statements of the Company have been translated into US dollars in accordance with FASB ASC 830, "Foreign Currency Matters."

All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date.  Equity accounts have been translated at their historical exchange rates when the capital transactions occurred.  Statements of income amounts have been translated using the average exchange rate for the periods presented.  Adjustments resulting from the translation of the Company's financial statements are recorded as other comprehensive income (loss).

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
NOTES TO THE FINANCIAL STATEMENTS (IN U.S. $)
FOR THE YEARS ENDED MAY 31, 2016, 2015 AND 2014

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation (Continued)

The exchange rates used to translate amounts in RMB into US dollars for the purposes of preparing the financial statements are as follows:

	May 31, 2016	May 31, 2015	May 31, 2014

Balance sheet items, except for stockholder's equity, as of year end	0.1519	0.1633	0.1620

Amounts included in the statements of income, statements of changes in stockholder's equity and statements of cash flows	0.1563	0.1627	0.1627

For the years ended May 31, 2016, 2015, and 2014, foreign currency translation adjustments of $(687,507), $10,956 and $(2,384), respectively, have been reported as other comprehensive income.  Other comprehensive income of the Company consists entirely of foreign currency translation adjustments.  Pursuant to ASC 740-30-25-17, "Exceptions to Comprehensive Recognition of Deferred Income Taxes," the Company does not recognize deferred U.S. taxes related to the undistributed earnings and, accordingly, recognizes no income tax expense or benefit from foreign currency translation adjustments.

Although government regulations now allow convertibility of the RMB for current account transactions, significant restrictions still remain.  Hence, such translations should not be construed as representations that the RMB could be converted into US dollars at that rate or any other rate.

The value of the RMB against the US dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions.  Any significant revaluation of the RMB may materially affect the Company's financial condition in terms of US dollar reporting.  The PRC government in August 2015 devalued the RMB by approximately 3.5%.

Revenue Recognition

The Company's revenue recognition policies comply with FASB ASC 605 "Revenue Recognition."  In general, the Company recognizes revenue when there is persuasive evidence of an arrangement, the fee is fixed or determinable, the products or services have been delivered or performed and collectability of the resulting receivable is reasonably assured.

For the year ended May 31, 2016, 2015, and 2014, the income relates solely to government for city pollution garbage processing system constructions.  Government subsidy are recognized as earned when grant expenses are incurred up to the maximum amount allowed for each grant award.

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
NOTES TO THE FINANCIAL STATEMENTS (IN U.S. $)
FOR THE YEARS ENDED MAY 31, 2016, 2015 AND 2014

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurement

FASB ASC 820, "Fair Value Measurement," defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability.  The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements.  When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.  As of May 31, 2016, 2015 and 2014, none of the Company's assets and liabilities were required to be reported at fair value on a recurring basis.  Carrying values of non-derivative financial instruments, including cash, accounts receivable, prepaid, accounts payable, accrued liabilities and other payable, approximate their fair values due to the short term nature of these financial instruments.  There were no changes in methods or assumptions during the periods presented.

Cash and Cash Equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
NOTES TO THE FINANCIAL STATEMENTS (IN U.S. $)
FOR THE YEARS ENDED MAY 31, 2016, 2015 AND 2014

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fixed Assets

Fixed assets are recorded at cost, less accumulated depreciation.  Cost includes the price paid to acquire the asset, and any expenditures that substantially increase the asset's value or extends the useful life of an existing asset.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets.  Major repairs and betterments that significantly extend the original useful life or improve productivity are capitalized and depreciated over the periods benefited.  Maintenance and repairs are generally expensed as incurred.  The estimated useful lives for fixed asset categories are as follows:

Computers and equipment	3 years
Furniture and fixtures	5 years
Machinery	10 years
Building and improvement	20 years

Impairment of Long-Lived Assets

The Company applies FASB ASC 360, "Property, Plant and Equipment," which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets.  In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company may recognize the impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to those assets.  No impairment of long-lived assets was recognized for the periods presented.
Value Added Tax ("VAT")
All China-based enterprises are subject to a VAT imposed by the PRC government on their domestic product sales.  The output VAT is charged to customers who purchase goods from the Company and the input VAT is paid when the Company purchases goods from its vendors. Input VAT rates are 17% for the purchasing activities conducted by the Company. Output VAT rate is 17% for all products.  The input VAT can be offset against the output VAT.  The VAT payable will be presented on the balance sheets when input VAT is less than the output VAT.  Recoverable balance will be presented on the balance sheets when input VAT is larger than the output VAT.
Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, "Income Taxes" ("ASC 740"), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Deferred tax assets at May 31, 2016, 2015, and 2014 consisted entirely of the tax benefit of net operating losses that are available to offset future taxable income.  No allowance was made as of May 31, 2016, 2015, and 2014.

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
NOTES TO THE FINANCIAL STATEMENTS (IN U.S. $)
FOR THE YEARS ENDED MAY 31, 2016, 2015 AND 2014

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.  ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions.  As of May 31, 2016, 2015, and 2014, the Company does not have a liability for any unrecognized tax benefits.

Statutory Reserve Fund

Pursuant to corporate law in the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company's registered capital.  The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years' losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after such use is not less than 25% of the registered capital.  For the years ended May 31, 2016, 2015 and 2014, a statutory reserve of $161,956, $144,437 and $75,669, respectively, was required to be funded.

NOTE 3.   RECENTLY ISSUED ACCOUNTING STANDARDS

In April 2016, the FASB issued Accounting Standards Update No. 2016-12, Revenue from Contracts with Customers.  In May 2014, the FASB issued ASU No. 2014-09, "Revenue from Contracts with Customers (Topic 606).''  This guidance supersedes current guidance on revenue recognition in Topic 605, "Revenue Recognition.''  In addition, there are disclosure requirements related to the nature, amount, timing, and uncertainty of revenue recognition.  In August 2015, the FASB issued ASU No.2015-14 to defer the effective date of ASU No. 2014-09 for all entities by one year.  For public business entities that follow U.S. GAAP, the deferral results in the new revenue standard are being effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted for interim and annual periods beginning after December 15, 2016.  The Company is currently evaluating the impact of adopting this standard on its financial statements.

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
NOTES TO THE FINANCIAL STATEMENTS (IN U.S. $)
FOR THE YEARS ENDED MAY 31, 2016, 2015 AND 2014

NOTE 3.   RECENTLY ISSUED ACCOUNTING STANDARDS (CONTINUED)

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases.  The new standard establishes a right-of-use ("ROU") model that requires a lessee to record an ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months.  Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement.  The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years.  A modified retrospective transition approach is required for lessees for capital and operating leases existing at or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.  The Company is currently evaluating the impact of adopting this standard on its financial statements.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825-10):  Recognition and Measurement of Financial Assets and Financial Liabilities.  The updated guidance enhances the reporting model for financial instruments, which includes amendments to address aspects of recognition, measurement, presentation and disclosure.  The update to the standard is effective for the Company beginning June 1, 2018.  The Company is currently evaluating the effect the guidance will have on the Financial Statements.

In August 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.  The amendment is effective for all entities for fiscal years and interim periods within those fiscal years, beginning after December 15, 2017.  Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.  The Company is evaluating the impact of this standard on its Financial Statements.

In March 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") ASU 2015-03 – Interest – Imputation of Interest (Subtopic 835-30).  This ASU addressed the simplification of debt issuance costs presentation by presenting debt issuance costs in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. For public business entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years.  This accounting standard update is not expected to have a material impact on the Company's financial statements.

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
NOTES TO THE FINANCIAL STATEMENTS (IN U.S. $)
FOR THE YEARS ENDED MAY 31, 2016, 2015 AND 2014

NOTE 3.   RECENTLY ISSUED ACCOUNTING STANDARDS (CONTINUED)

In January 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") ASU 2015-01 – Income Statement – Extraordinary and Unusual Items (Subtopic 225-20).  This ASU addressed the simplification of income statement presentation by eliminating the concept of extraordinary items.  The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles (GAAP) for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to the users of financial statements.  The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015.  A reporting entity may apply the amendments prospectively.  A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements.  Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.  This accounting standard update will not have a material impact on the Company's financial statements.

NOTE 4.   FIXED ASSETS

Fixed assets are summarized as follows:

	May 31,	May 31,	May 31,
	2016	2015	2014
	(U.S. $)	(U.S. $)	(U.S. $)

Computers and equipment	$12,474	$13,408	$10,150
Furniture and fixtures	7,050	7,173	3,722
Machinery	8,515,428	-	-
Building and improvement	16,024,923	-	-
Subtotal	24,559,875	20,581	13,872
Less: accumulated depreciation	(27,352)	(7,953)	(3,330)
Subtotal	24,532,523	12,628	10,542
Construction in process	-	12,620,403	2,042,773

Property, plant and equipment, net	$24,532,523	$12,633,031	$2,053,315

Construction in Progress ("CIP") contains amount paid and accrued on completed new construction which has not been placed into service as of May 31, 2015, and 2014.  No depreciation on CIP as of May 31, 2015 and 2014.  On May 31, 2016, all construction was completed, and transferred to building and improvements but not started to depreciate.

For the years ended May 31, 2016, 2015, and 2014, depreciation expense was $20,532, $4,580 and $3,344 respectively.

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
NOTES TO THE FINANCIAL STATEMENTS (IN U.S. $)
FOR THE YEARS ENDED MAY 31, 2016, 2015 AND 2014

NOTE 5.   LAND USE RIGHT

On September 6, 2013, the Company signed with Linyi Yanjiazhuang Beizhi Village government to obtain a land use right 66,667 square meters of land at total RMB 40,000,000 (USD$ 6,477,880).  In addition, the Company was required to subject a deed tax of RMB 1,200,000 (USD$ 194,336).  The purchase of the land was approved by the local government on September 9, 2013.  The Company fully paid the deed tax of $194,336 when the purchase agreement was signed.  The Company paid RMB 25,000,000 (USD$ 4,048,675) on September 25, 2013 and RMB 15,000,000 (USD$ 2,429,205) on November 12, 2013 to the local government for the land purchase.  The land use right commenced on September 9, 2013 and terminates on September 8, 2063.

The amortization for the land use right for the years ended May 31, 2016, 2015, and 2014 was $128,802, $134,035 and $100,531, respectively.

NOTE 6.   INCOME TAXES

The benefit from income taxes consisted of the following for the years ended May 31, 2016, 2015, and 2014:

	For the Year Ended May 31
	2016	2015	2014
	(U.S. $)	(U.S. $)	(U.S. $)

Current	$-	$-	$-
Deferred	125,729	96,101	73,113

	$125,729	$96,101	$73,113

As of May 31, 2016, the Company had unused operating loss carry-forwards of approximately $1,120,000 expiring in various years through 2022.

The expected tax rate for income in the PRC is 25%.  The following table reconciles the effective income tax rates with the statutory rates for the year ended May 31:

	2016	2015	2014

Statutory rate	25%	25%	25%
Government subsidy	(54%)	(41%)	(36%)

Effective income tax rate	(29%)	(16%)	(11%)

The recognized annual government subsidy RMB 6,000,000 was tax exempt per notice form the PRC tax authorities and accordingly there is tax provision to be recognized.  The Company is required to file income tax returns in the PRC.  Currently, the tax years for May 31, 2016, 2015 and 2014 are open and subject to examination by the taxing authorities.

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
NOTES TO THE FINANCIAL STATEMENTS (IN U.S. $)
FOR THE YEARS ENDED MAY 31, 2016, 2015 AND 2014

NOTE 7.   RELATED PARTY TRANSACTIONS

On June 25, 2013, the Company and the sole shareholder, Mr. Li Yuan, entered into a loan agreement pursuant to which Mr. Li Yuan provides a loan facility to the Company, which is non-interest bearing and expires on June 30, 2017.  The maximum amount of the loan is RMB 200,000,000 (US $32,389,400).  Any borrowings in excess of this amount may be negotiated between the parties.  On December 17, 2015, Mr. Li Yuan, who as the sole shareholder of the Company, surrendered a loan to the Company of RMB 140,000,000 (USD $21,813,260), which is treated as a capital contribution to the Company.  The loans outstanding were $8,300,910, $18,473,271, and $11,152,080 as of May 31, 2016, 2015 and 2014, respectively.

The Company signed a series of purchase agreements with Jiangsu Liding Machinery Manufacturing Co., Ltd ("Jiangsu Liding") for the construction of the garbage recycling processing plant and production facilities.  The Company's sole shareholder, Mr. Li Yuan, is also the shareholder of Jiangsu Liding.  The total purchase amount of $7,714,280 from Jiangsu Liding was fully delivered in December 2015, and included in the fixed assets of the accompanying balance sheet as of May 31, 2016. As of May 31, 2015, the Company had a prepaid balance to Jiangsu Liding at $121,185.

NOTE 8.   LEASES

The Company leases office space under a three-year operating lease from an unrelated third party, which expired on May 31, 2016.  The lease required the Company to prepay the semi-annual rental.  Rent expense for the years ended May 31, 2016, 2015 and 2014 was $7,503, $7,320 and $6,832, respectively. On May 26, 2016, the Company renewed the lease for another three years which ends on May 31, 2019.

Future minimum payments for the years ending May 31 are as follows:

Year Ending
May 31,	Amount

2017	$7,503
2018	7,878
2019	8,253

$23,634

NOTE 9.   CONCENTRATION OF CREDIT AND BUSINESS RISK

Cash and cash equivalents

Substantially all of the Company's bank accounts are in banks located in the PRC and are not covered by protection similar to that provided by the Federal Deposit Insurance Corporation ("FDIC") on funds held in United States banks.

LINYI COUNTY XUEFENG RENEWABLE RESOURCES UTILIZATION TECHNOLOGY CO., LTD
NOTES TO THE FINANCIAL STATEMENTS (IN U.S. $)
FOR THE YEARS ENDED MAY 31, 2016, 2015 AND 2014

NOTE 10.   LOAN FROM THIRD PARTY

In April 2014 and June 2014, the Company entered into two loan contracts with an unrelated party.  The amount of the loan is RMB 100,000 (USD $16,330) and RMB 1,000,000 (USD $163,300) with repayment term six months and twelve months, respectively.  Annual interest rate is 5%.  In September 30 2014, the Company entered into a loan contract with another unrelated party.  The amount of the loan is RMB 200,000 (USD $32,660), with annual interest rate of 5%.  The repayment term is six months.  All above loans, together with the interest expense of RMB 38,514 (USD $6,266), were repaid by the Company during the year ended May 31, 2015.

In August 2015, the Company entered into a loan contract with an unrelated party.  The amount of the loan is RMB 2,000,000 (USD $312,600), with annual interest rate of 5%.  The repayment term is six months.  In October 2015, the Company entered into a loan contract with another unrelated party.  The amount of the loan is RMB 900,000 (USD $140,670), with annual interest rate of 5%.  The repayment term is seven months.  Both of the loans, together with the interest expense of RMB 51,778 (USD $8,093), were repaid by the Company in November 2015 and May 2016.

NOTE 11.   SUBSEQUENT EVENT

On August 4, 2016, Baichuang Information Consulting Co., Ltd ("Baichuang Information") entered into an agreement with Mr. Li Yuan, the sole shareholder of the Company, to purchase his 100% ownership of the Company.  Baichuang Information is a wholly owned subsidiary of China Xuefeng Environmental Engineering Inc. ("China Xuefeng").  China Xuefeng is a U.S public company and Mr. Li Yuan is the Chief Executive Officer and main shareholder of China Xuefeng.  The purchase price is determined by the audited net assets of the Company as of May 31, 2016, with payment of RMB10,000,000 in cash and the rest to be paid in common shares of China Xuefeng depending on the 75% closing price of the last trading day.